Exhibit 99.1

Investor Relations Contact:

John Mills

ICR, Inc.

310.954.1105

John.Mills@icrinc.com

eDiets.com Receives Notice Relating To NASDAQ’S Minimum

Bid Price Rule

Company has approximately one year to regain compliance, provided it meets other listing requirements

FORT LAUDERDALE, FL, July 2, 2010 – eDiets.com, Inc. (NASDAQ: DIET), a leading provider of convenient at-home diet, fitness and healthy lifestyle solutions, today announced that on June 28, 2010, it received notice from The Nasdaq Stock Market that the minimum bid price of the Company’s common stock closed below $1.00 per share for 30 consecutive business days and that the Company was therefore not in compliance with Nasdaq’s listing rules (Rule 5550(a)(2)).

In accordance with the rules, the Company has 180 calendar days, or until December 27, 2010, to regain compliance. If at any time before that date the bid price of the Company’s common stock closes at $1.00 per share or more for at least 10 consecutive business days, Nasdaq will provide written notification that the Company complies with the rules (Rule 5810(c)(3)(A)).

If compliance is not achieved by December 27, 2010, the Company will be eligible for an additional compliance period of 180 days provided that it meets The Nasdaq Capital Market initial listing criteria (Rule 5505), with the exception of the bid price requirement. If the Company is not eligible for an additional compliance period, Nasdaq will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal Nasdaq’s determination that the Company’s common stock will be delisted from The Nasdaq Capital Market.

About eDiets

eDiets.com, Inc. is a leading provider of personalized nutrition, fitness and weight-loss programs. eDiets currently features its award-winning, fresh-prepared diet meal delivery service as one of the more than 20 popular diet plans sold directly to members on its flagship site, www.eDiets.com. The company also provides a broad range of customized wellness and weight management solutions for Fortune 500 clients. eDiets.com’s unique infrastructure offers businesses, as well as individuals, an end-to-end solution strategically tailored to meet its customers’ specific goals of achieving a healthy lifestyle. For more information, please call 310-954-1105 or visit www.eDiets.com.

Safe Harbor Statement

Statements which are not historical in nature are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements to be materially different from those which may be expressed or implied by such statements. These risks and uncertainties include, among others, that we will not be able to obtain sufficient and/or acceptable outside financing (when and if required);, changes in general economic and business conditions; changes in product acceptance by consumers; a decline in the effectiveness of sales and marketing efforts; loss of market share and pressure on prices resulting from competition; significant investments in our technology platform, marketing plans, and product development to remain competitive with other online providers of healthy living and weight loss plans, many of which may be found to offer superior and more varied features than our plans and may also be offered for free; volatility in the advertising markets; any delay, disruption, or suspension of our supply of prepared meals from our vendor; changes in consumer preferences and discretionary spending; product liability and other risks from the sale of ingested products; regulatory actions affecting our marketing activities; and the outcome of litigation pending against us. For additional information regarding these and other risks and uncertainties associated with eDiets.com’s business, reference is made to our Annual Report on Form 10-K for the year ended December 31, 2009, and other reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements are current only as of the date on which such statements are made. We do not undertake any obligation to publicly update any forward-looking statements.